UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): February 15, 2008

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 15, 2008, Unitil Corporation, a New Hampshire corporation (the “Company”), and Bay State Gas Company, a Massachusetts corporation (“Bay State”) and NiSource Inc., a Delaware corporation (“NiSource” and together with Bay State, the “Sellers”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to acquire all of the outstanding shares of capital stock of (i) Northern Utilities, Inc. (“Northern”) from Bay State and (ii) Granite State Gas Transmission, Inc. (“Granite State’) from NiSource. Bay State is a wholly owned subsidiary of NiSource. The transaction, which is expected to close by the fourth quarter of 2008, is subject to approval by the Maine Public Utilities Commission and the New Hampshire Public Utilities Commission, and review by certain federal agencies, as well as other customary conditions to closing. The transaction is expected to be financed by newly issued common stock and debt.

Pursuant to the Purchase Agreement, as consideration for the shares of capital stock of Northern and Granite State, the Company will pay to the Sellers $160 million in cash, which amount is subject to a working capital adjustment as described more fully in the Purchase Agreement filed as Exhibit 2.1 hereto. The Purchase Agreement provides that the Sellers will indemnify the Company for certain losses as described therein. The indemnification provided by the Sellers is subject to a per claim limit of $100,000, a minimum indemnification limit of 1% of the purchase price and a maximum indemnification limit of 10% of the purchase price (other than the tax indemnification provided by Sellers, which is not subject to a dollar limit).

Other than the Purchase Agreement, there is no material relationship between the Company and either of the Sellers.

The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the financing for the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of the Company in connection with the financing for the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company at Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720, the Investor page at www.unitil.com, or toll-free 800-999-6501.

Participants in the Solicitation

The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the financing for the proposed transaction. Information about the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit
2.1	Stock Purchase Agreement dated February 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	February 20, 2008